UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2008

CardioNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33993 (Commission File Number)	33-0604557 (I.R.S. Employer Identification No.)

227 Washington Street #300 Conshohocken, PA (Address of principal executive offices)		19428 (Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2008, the Board of Directors (the “Board”) of CardioNet, Inc. (the “Company”) authorized an increase to the size of the Board to ten members, with the two new vacancies to be in Class I and Class II of the Board, and appointed Ronald A. Ahrens to serve as a director of the Company in Class I of the Board and Kirk E. Gorman to serve as a director of the Company in Class II of the Board.

Mr. Ahrens, age 68, has served as the Vice Chairman of the Board of Directors and as a member of the Compensation Committee of Temptime Corporation, a food and healthcare technology company, since 2004. Mr. Ahrens has also served as a member of the Board of Directors of Uluru, Inc., a pharmaceutical company, since June 2008.  Previously he served as a member of the Board of Directors and Chairman of the Compensation Committee of VIASYS Healthcare Inc., a global medical technology company, from 2001 until its acquisition in June 2007 for $1.5 billion by Cardinal Health.  Mr. Ahrens’ past experience includes serving as a member of the Board of Directors of Closure Medical Corporation, a medical devices corporation, from 1999 through 2004, St. Ives Laboratories, Inc., a hair and skin care company from 1995 to 1997 and from 1990 to 1993 as a member of the Board of Directors of Alcide Corporation, an animal healthcare technology company.  Earlier in his career, Mr. Ahrens held various positions with Merck & Co, Inc. a global pharmaceuticals products company, including President of Merck Consumer Healthcare Group Worldwide and Executive Vice President of Merck Consumer Healthcare Group International.

Mr. Gorman, age 57, has served as the Senior Vice President, Chief Financial Officer of Jefferson Health System, a hospital system in Philadelphia, Pennsylvania since 2003 and Chairman of the Board of Directors of Care Investment Trust, a real estate investment trust, since 2007. Mr. Gorman has also been a member of the Board of Directors and Audit Committee of IASIS Healthcare LLC since 2004.  Prior to his tenure at Jefferson Health System, Mr. Gorman served as the Senior Vice President, Chief Financial Officer of Universal Health Services, Inc, a hospital management company and President, Chief Financial Officer and a member of the Board of Trustees of Universal Health Realty Income Trust, a real estate investment trust specializing in healthcare and human service related facilities.  Mr. Gorman is also a former member of the Board of Directors and Chairman of the Audit Committee of Viasys Healthcare, Inc. a healthcare technology company.

On August 22, 2008, the Board divided the Compensation, Nominating and Corporate Governance Committee of the Board into two separate committees designated the Compensation Committee and the Nominating and Corporate Governance Committee.  The Board appointed Mr. Ahrens to serve as a member of the Compensation Committee and the Nominating and Corporate Governance Committee and Mr. Gorman to serve as a member of the Audit Committee. Mr. Ahrens will serve as the Chair of the Compensation Committee.

Mr. Ahrens and Mr. Gorman will be eligible for and will receive the automatic stock option awards provided to all of the Company’s non-employee directors under the Company’s 2008 Non-Employee Directors’ Stock Option Plan (the “Director Plan”).  Specifically, on August 19, 2008, Mr. Ahrens and Mr. Gorman each received an automatic grant of an option to purchase 15,000 shares of the Company’s common stock at an exercise price per share equal to $30.98 as an Initial Grant (as defined in the Director Plan), and each will automatically receive an annual option to purchase up to 5,000 shares of the Company’s common stock on the date of each annual stockholders meeting of the Company as an Annual Grant (as defined in the Director Plan) so long as he remains a non-employee director, as set forth in the Director Plan.  In addition, on August 22, 2008, Mr. Ahrens received an automatic grant of an option to purchase 7,500 shares of the Company’s common stock at an exercise price per share equal to $31.18 as a

Committee Chair Grant (as defined in the Director Plan) in connection with his service as Chair of the Compensation Committee. The Initial Grants will vest and become exercisable over a three-year period, with 33 1/3% percent of the shares subject to such options vesting on the first anniversary of the commencement of Mr. Ahrens’ and Mr. Gorman’s respective service to the Company and the balance vesting in equal monthly increments thereafter, subject in each case to Mr. Ahrens’ or Mr. Gorman’s continued service to the Company. The Annual Grants will vest and become exercisable in a series of 12 equal monthly installments following the date of grant. Mr. Ahrens’ Committee Chair Grant will vest and become exercisable over a three-year period,  with 33 1/3% percent of the shares subject to the option vesting on the first anniversary of the commencement of Mr. Ahrens’ service as Chair of the Compensation Committee and the balance vesting in equal monthly increments thereafter, subject to Mr. Ahrens’ continued service as Chair of the Compensation Committee. Under the terms of the Director Plan, in the event of a Change in Control of the Company (as defined in the Director Plan), such options will vest and become immediately exercisable as to all of the otherwise unvested shares underlying such options.

Mr. Ahrens and Mr. Gorman will also receive cash compensation provided to all of the Company’s non-employee directors. Specifically, each will receive a quarterly retainer of $6,250 for service as a Board Member, $2,000 for attendance at each in-person Board meeting and $1,000 for attendance at each telephonic Board meeting. Mr. Ahrens will also receive a $625 quarterly retainer for service as a member of the Compensation Committee and a $625 quarterly retainer for service as a member of the Nominating and Corporate Governance Committee. Mr. Gorman will also receive a $625 quarterly retainer for service as a member of the Audit Committee and $500 for attendance at each in-person or telephonic meeting of the Audit Committee.

The Company has also entered into its standard form of written indemnification agreement with Mr. Ahrens and Mr. Gorman.  There is no family relationship between Mr. Ahrens or Mr. Gorman and any other director or executive officer of the Company. The Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K in connection with the disclosures above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARDIONET, INC.

Dated: August 25, 2008	By:	/s/ Martin P. Galvan
Name: Martin P. Galvan
Title: Chief Financial Officer